EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of our report dated November 13, 2002 relating to the financial statements, which appears in Indevus Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
December 5, 2003